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                                                                    Exhibit 3.18

                           ARTICLES OF INCORPORATION

                                      OF

                              LRGP HOLDINGS, INC.


                                   ARTICLE I

                                     NAME
                                     ----

     The name of this Corporation is LRGP Holdings, Inc.


                                  ARTICLE II

                                   DURATION
                                   --------

     The Corporation shall have perpetual existence.


                                  ARTICLE III

                                    PURPOSE
                                    -------

     The purpose for which the Corporation is formed is to engage in any lawful activity for which corporations may be formed under the laws of the State of Louisiana.


                                  ARTICLE IV

                              AUTHORIZED CAPITAL
                              ------------------

     The Corporation has authority to issue 1,000 shares of common stock at no par value per share.


                                   ARTICLE V

                                 INCORPORATOR
                                 ------------

     The name and address of the incorporator is:


     Name                                Mailing Address
     ----                                ---------------
     Philip deV. Claverie                400 Poydras Street - 30th Floor
                                         New Orleans, Louisiana  70130

                                  ARTICLE VI

                                   DIRECTORS
                                   ---------

     A. The Board of Directors shall have authority to make and alter by-laws, including by-laws fixing the directors' qualifications, classifications, number, powers and duties, terms of office, manner of election and fixing (including increasing or decreasing, or both) their compensation, subject to the power of the shareholders to change or repeal by-laws so made.

     B. The Board of Directors shall further have authority to exercise all such other powers and to do all such other lawful acts and things that this Corporation or its shareholders might do, unless prohibited from doing so by the Louisiana Business Corporation Law ("LBCL"), by these Articles of Incorporation, or by the by-laws of the Corporation.

     C. Any director absent from a meeting of the Board of Directors or any committee thereof may be represented by any other director or shareholder, who may cast the vote of the absent director according to the written instructions, general or special, of said absent director, filed with the Secretary of the Corporation.


                                  ARTICLE VII

                               ISSUANCE OF STOCK
                               -----------------

     Without any necessity of action by the shareholders, previously authorized but unissued shares of stock of the Corporation may be issued from time to time by the Board of Directors, and any and all shares so issued and paid for shall be deemed full paid stock and not liable for any further assessment or call, and the holder of such shares shall not be liable for any further payment thereon.


                                 ARTICLE VIII

                       PURCHASE AND REDEMPTION OF SHARES
                       ---------------------------------

     The Corporation may purchase or redeem its own shares, or both, in the manner and under the conditions provided in Section 55 of the LBCL. Such shares so purchased (unless it is desired that such shares be canceled) shall be considered treasury shares and may be reissued and disposed of as authorized by law, or may be canceled and the capital stock reduced, as the Board of Directors may, from time to time, determine.

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                                  ARTICLE IX

                            LIMITATION OF LIABILITY
                            -----------------------

     No director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (i) for breach of the director's or officer's duty of loyalty to this Corporation or its shareholders,
(ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 92(D) of the LBCL, or (iv) for any transaction from which the director or officer derived an improper personal benefit. If the LBCL is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors and officers, then the liability of each director and officer of this Corporation shall be limited or eliminated to the fullest extent permitted by the LBCL, as so amended from time to time. Neither the amendment nor repeal of this Article, nor the adoption of any provision of this Corporation's Articles of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of any inconsistent provision.


                                   ARTICLE X

                              PRE-EMPTIVE RIGHTS
                              ------------------

     Shareholders shall have pre-emptive rights except as restricted by any shareholders' agreement executed by the shareholders.


                                  ARTICLE XI

                               CUMULATIVE VOTING
                               -----------------

     In the election of directors, each shareholder of record shall have the right to multiply the number of votes to which he or she is entitled by the number of directors to be elected, and to cast all such votes for one candidate, or distribute them among any two or more candidates.


                                  ARTICLE XII

                            CONSENT OF SHAREHOLDERS
                            -----------------------

     Any action required to be taken at any meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so

                                       3
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taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall, within sixty (60) days of the earliest consent so executed, be delivered to the Corporation by delivery to its registered office in Louisiana, its Principal Business Office or to the Secretary of the Corporation. Such written consent shall be filed with the minutes of the meetings of shareholders. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing thereto.


                                 ARTICLE XIII

                             AMENDMENT OF ARTICLES
                             ---------------------

     An amendment altering the Articles of Incorporation may be adopted pursuant to a shareholder consent to action provided for by Article XII above, or by a simple majority of the voting power present at an annual or special meeting of shareholders, the notice of which sets forth the proposed amendment or a summary of the changes to be made thereby.

     If an amendment would adversely affect the rights of the holders of shares of any class or series of stock, the holders of each class or series of stock so affected by the amendment shall be entitled to vote as a class upon such amendment, and the vote of the holders of a simple majority of the shares of each class or series so affected by the amendment, present or represented at the meeting, shall be necessary to the adoption thereof.


                                  ARTICLE XIV

                             AMENDMENT OF BY-LAWS
                             --------------------

     The shareholders or the Board of Directors, subject to the provisions of these Articles of Incorporation or the by-laws, may, at any meeting, amend, alter, or repeal, in whole or in part, any of the by-laws, or adopt new by-laws.



                                    /s/ Philip deV. Claverie
                                    ------------------------
                                    Philip deV. Claverie
                                    Sole Incorporator

                                       4
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                                  CERTIFICATE

     I, Philip deV. Claverie, being the Sole Incorporator hereinabove named, for the purpose of forming a corporation pursuant to the Louisiana Business Corporation Law, do hereby make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein are true, and accordingly have hereunto set my hand this 27th day of June, 1995.



                                       /s/ Philip deV. Claverie
                                       ------------------------
                                       Philip deV. Claverie
                                       Sole Incorporator

                                       5